UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2016

RELYPSA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36184	26-0893742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Cardinal Way

Redwood City, CA 94063

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 421-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On July 20, 2016, Relypsa, Inc., a Delaware corporation (“Relypsa”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Galenica AG, a public limited company existing under the laws of Switzerland (“Parent”), and Vifor Pharma USA Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub will commence a tender offer to purchase all of the issued and outstanding shares of common stock of Relypsa, par value $0.001 per share (the “Shares”), at a purchase price of $32.00 per Share (the “Offer Price”), payable to the holder thereof in cash, without interest and less any applicable withholding taxes (the “Offer”).

As soon as practicable following the consummation of the Offer, Merger Sub will merge with and into Relypsa (the “Merger”) in accordance with the Merger Agreement and under Section 251(h) of the General Corporation Law of the State of Delaware, and Relypsa will survive the Merger as a wholly owned subsidiary of Parent. At the effective time of the Merger (the “Effective Time”), each Share that is not tendered and accepted pursuant to the Offer (other than Shares held by Parent, Merger Sub or the Company or their direct or indirect wholly owned subsidiaries and Shares held by stockholders who are entitled to demand and who have properly and validly perfected their statutory rights of appraisal) will thereupon be converted into the right to receive an amount equal to the Offer Price (the “Merger Consideration”), payable to the holder thereof in cash, without interest and subject to any applicable withholding taxes.

The board of directors of Relypsa (the “Relypsa Board”) has approved the Merger Agreement and recommends that the holders of Shares accept the Offer and tender their Shares to Merger Sub pursuant to the Offer.

The obligation of Merger Sub to purchase Shares tendered in the Offer is subject to customary closing conditions, including (i) that the number of Shares validly tendered and not withdrawn in accordance with the terms of the Offer, together with the Shares then owned by Merger Sub, represents at least a majority of all then outstanding Shares, and (ii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The obligations of Parent and Merger Sub to complete the Offer and the Merger are not subject to any financing condition.

The Merger Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature. Among them, Relypsa has agreed to conduct its operations in the ordinary course during the period between the execution of the Merger Agreement and the Effective Time, and Relypsa has agreed not to solicit any proposals for certain alternative transactions and has agreed to certain restrictions on its ability to respond to such proposals, subject to the satisfaction of certain fiduciary duties of the Relypsa Board to Relypsa’s stockholders under applicable law.

The Merger Agreement includes customary termination rights for both Relypsa and Parent including, among others, the right to terminate in the event that the Acceptance Time has not occurred on or before December 15, 2016. Additionally, Relypsa has agreed to pay Parent a termination fee of $49 million in cash upon termination of the Merger Agreement under certain specified circumstances, including in connection with a termination of the Merger Agreement by Relypsa to accept a competing transaction proposal.

Immediately prior to the Effective Time, the vesting of each option to purchase Shares outstanding under Relypsa’s Amended and Restated 2007 Equity Incentive Plan, Relypsa’s 2013 Equity Incentive Award Plan and Relypsa’s 2014 Employment Commencement Incentive Plan (each such option, a “Company Option”), will be accelerated in full with any performance condition deemed achieved at 100% and each outstanding Company Option will be canceled and terminated as of the Effective Time in exchange for the right to an amount in cash (without interest and less any applicable withholding taxes), if any, equal to the product obtained by multiplying (x) the total number of Shares underlying such Company Option immediately prior to the Effective Time, by (y) an amount equal to (1) the Offer Price less (2) the per share exercise price of such Company Option.

Immediately prior to the Effective Time, the vesting of each outstanding Company restricted stock unit or performance stock unit award (each a “Company RSU Award”), will be accelerated in full with any performance condition deemed achieved at 100% and each outstanding Company RSU Award will be canceled and terminated as of the Effective Time in exchange for the right to an amount in cash (without interest and less any applicable withholding taxes) equal to the product obtained by multiplying (x) the total number of Shares underlying such Company RSU Award immediately prior to the Effective Time, by (y) the Offer Price.

Pursuant to the Merger Agreement, on the date and at the time of the initial irrevocable acceptance for payment by Merger Sub of Shares (the “Acceptance Time”), the holders of certain outstanding common stock purchase warrants issued by Relypsa (the “2016 Warrants”) shall, pursuant to the terms of such 2016 Warrants, be entitled to receive an amount in cash, if any, equal to the product obtained by multiplying (x) the aggregate number of Shares for which such 2016 Warrant was exercisable immediately prior to the Acceptance Time by (y) an amount equal to (1) the Offer Price, less (2) the per share exercise price of such 2016 Warrant (the “2016 Warrant Consideration”). Further, at the times specified by and in accordance with the terms of certain other outstanding common stock purchase warrants issued by Relypsa (the “Company Warrants”), each holder of a Company Warrant shall, pursuant to the terms of such Company Warrants, be entitled to (x) exercise such Company Warrant pursuant to the terms thereof and such exercise will be deemed effective immediately prior to and contingent upon the consummation of the Merger, or (y) elect not to exercise such Company Warrant, in which case such Company Warrant shall expire immediately prior to the consummation of the Merger.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement filed herewith as Exhibit 2.1, which is incorporated herein by reference.

The Merger Agreement has been included to provide investors and stockholders with information regarding its terms and is not intended to provide any factual information about Relypsa, Parent or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by Relypsa’s stockholders or other security holders, but rather as a way of allocating the risk between the parties to the Merger Agreement in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by Relypsa’s stockholders or other security holders. Relypsa’s stockholders or other security holders are not third-party beneficiaries under the Merger Agreement (except with respect to, (i) from and after the Acceptance Time, the right of holders of Shares accepted for payment in the Offer to receive the Offer Price in accordance with the Offer and (ii) from and after the Effective Time, the right of holders of Shares and other securities of Relypsa to receive the an amount in cash equal to the Merger Consideration) and such stockholders or other security holders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or circumstances of Relypsa, Parent or Merger Sub. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Relypsa’s or Parent’s public disclosures.

Additional Relationship Among the Parties and their Affiliates

Relypsa and Vifor Fresenius Medical Care Renal Pharma Ltd., a common company of Parent and Fresenius Medical Care AG & Co., are parties to a License Agreement dated August 10, 2015, which is filed as Exhibit 10.1 to Relypsa’s Form 10-Q for the quarterly period ended September 30, 2015.

Item 7.01	Regulation FD Disclosure.

Attached as Exhibit 99.1 is a copy of the joint press release issued by Relypsa and Parent on July 21, 2016 announcing the execution of the Merger Agreement.

Notice to Investors/Important Additional Information and Where to Find It

This communication is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of Relypsa’s common stock or other securities. Merger Sub has not commenced the Offer for Shares described in this report. Upon commencement of the Offer, Parent and Merger Sub will file with the United States Securities and Exchange Commission (“SEC”) the Tender Offer Statement on Schedule TO and related exhibits, including the offer to purchase, Letter of Transmittal, and other related documents and, thereafter, Relypsa will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer. Once filed, holders of Shares and other Relypsa securities can obtain these documents free of charge from the SEC’s website at www.sec.gov. Holders of Shares and other Relypsa securities may also obtain, at no charge, any documents filed with or furnished to the SEC by Relypsa from the “Investors” section of Relypsa’s website at http://investor.relypsa.com. THE TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. HOLDERS OF RELYPSA’S SECURITIES ARE ADVISED TO READ THESE DOCUMENTS AND RELATED EXHIBITS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AND PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES TO MERGER SUB PURSUANT TO THE OFFER.

Cautionary Statement regarding Forward Looking Statements

The statements included in this report that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements and are based on Relypsa’s current beliefs and expectations. These forward-looking statements include without limitation statements regarding the planned completion of the Offer and the Merger; statements regarding the anticipated filings and approvals relating to the Offer and the Merger; statements regarding the expected completion of the Offer and the Merger and statements regarding the ability of Parent to complete the Offer and the Merger considering the various closing conditions. Relypsa’s actual future results may differ materially from Relypsa’s current expectations due to the risks and uncertainties inherent in its business. These risks include, but are not limited to: uncertainties as to the timing of the Offer and the Merger; uncertainties as to the percentage of Relypsa’s stockholders tendering their shares in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions to the Offer or the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, vendors and other business partners; the risk that stockholder litigation in connection with the Offer or the Merger may result in significant costs of defense, indemnification and liability; and risks and uncertainties pertaining to the business of Relypsa, including the risks and uncertainties detailed under “Risk Factors” and elsewhere in Relypsa’s public filings with the SEC, as well as the tender offer materials to be filed by Parent and Merger Sub.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Relypsa undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of July 20, 2016, by and among Parent, Merger Sub and Relypsa.

99.1	Joint Press Release issued July 21, 2016 by Parent and Relypsa.

*	Schedules omitted pursuant to item 601(b)(2) of Regulation S-K. Relypsa agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2016	RELYPSA, INC.

	By:	/s/ Ronald A. Krasnow
Ronald A. Krasnow
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of July 20, 2016, by and among Parent, Merger Sub and Relypsa.

99.1	Joint Press Release issued July 21, 2016 by Parent and Relypsa.

*	Schedules omitted pursuant to item 601(b)(2) of Regulation S-K. Relypsa agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request.